Exhibit 32.1

CERTIFICATION

In connection with the periodic report of Maxsys Holdings , Inc. (the “Company”) on Form 10-Q for the quarter ending September 30, 2009, as filed with the Securities and Exchange Commission (the “Report”), I, Cheng Yu Wang, Chief Financial Officer (Principal Financial and Accounting Officer and Acting Principal Executive Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: November 19, 2009	/s/ William Elder
William Elder
Chief Executive Officer

22